Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of our report dated March 14, 2023, relating to the financial statements of The Vita Coco Company, Inc., appearing in the Annual Report on Form 10-K of The Vita Coco Company, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 2, 2023